UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

GAYLORD ENTERTAINMENT COMPANY
(Name of Registrant as Specified In Its Charter)

TRT Holdings, Inc. Robert B. Rowling
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐ Fee paid previously with preliminary materials.
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On January 23, 2009, TRT Holdings, Inc. delivered to Gaylord Entertainment Company, a Delaware corporation (the “Company”), a letter demanding, pursuant to Section 220 of the Delaware General Corporation Law, inspection of certain of the Company’s books and records relating to, without limitation, expense reimbursements made to the Company’s executive officers, the Company’s construction and opening of the Gaylord National in Washington, D.C., the La Cantera transaction in San Antonio, Texas, the usage of the Company aircraft, the adoption of certain defensive measures by the Company’s Board of Directors, the components and amount of corporate overhead of the Company, and the Company’s completed director and officer questionnaires (the “Demand for Inspection of Books and Records”).  The full text of the Demand for Inspection of Books and Records is attached hereto as Exhibit 99.1.

IMPORTANT INFORMATION

TRT HOLDINGS, INC. AND ROBERT B. ROWLING (COLLECTIVELY, THE “PARTICIPANTS”) INTEND TO FILE A DEFINITIVE PROXY STATEMENT AND OTHER SOLICITING MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) IN CONNECTION WITH THE ELECTION OF ITS DIRECTOR NOMINEES AT THE COMPANY’S 2009 ANNUAL MEETING OF STOCKHOLDERS.  STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER SOLICITING MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  THE DEFINITIVE PROXY STATEMENT AND OTHER SOLICITING MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND OTHER SOLICITING MATERIALS WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED, AT ITS TOLL-FREE NUMBER: (888) 750-5834.

INFORMATION RELATING TO THE PARTICIPANTS IN THIS PROXY SOLICITATION IS PROVIDED IN A SCHEDULE 13D THAT WAS FILED BY THE PARTICIPANTS WITH THE SEC ON JULY 21, 2008 WITH RESPECT TO THE COMPANY, AS AMENDED BY AMENDMENT NO. 1 FILED WITH THE SEC ON JANUARY 15, 2009 AND AMENDMENT NO. 2 FILED WITH THE SEC ON JANUARY 23, 2009.  THIS INFORMATION IS AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.